UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of
The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 19, 2007

MDI, INC.

(Exact name of registrant as specified in its charter)

Delaware	0-9463	75-2626358

(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

10226 San Pedro Avenue San Antonio, Texas	78216
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:  (210) 582-2664

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01                                Entry into a Material Definitive Agreement.

Effective October 19, 2007, the Board of Directors (the “Board”) of MDI, Inc. (the “Company”) approved the grant of stock options to eleven newly hired FAS Construction Management, Inc. (“FAS”) employees who are not executive officers of the Company. The inducement stock options cover an aggregate of 644,000 shares of common stock and are classified as non-qualified stock options with an exercise price equal to the fair market value of MDI's common stock at the close of the trading day on the grant date. The options have a five-year term and will vest over two years with 1/8 of the total number of shares granted to vest quarterly beginning January 1, 2008 and an additional 1/8 to vest on the first day of each quarter thereafter. All shares not exercised within that time will be forfeited. In accordance with NASDAQ rules, these grants of stock options were made under a stock option plan without stockholder approval.

Item 2.01                                Completion of Acquisition or Disposition of Assets.

On October 19, 2007, the Company completed the purchase of all of the shares of FAS Construction Management, Inc. The purchase price was 5,000,000 shares of unregistered Company stock. The Company agreed to file a registration statement with the Securities & Exchange Commission by November 20, 2007.

Item 8.01                                Other Events.

On October 22, 2007, MDI issued the press release attached hereto as Exhibit 99.1 and incorporated herein by reference.

Item 9.01                                Financial Statements and Exhibits.

Exhibits:  The following exhibits are being filed herewith:

99.1                      Press Release issued by MDI dated October 22, 2007.

The information contained in this Current Report shall not be deemed to be “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934 (the “Exchange Act”) or otherwise subject to the liabilities of that section, nor shall it be incorporated by reference into a filing under the Securities Act of 1933, or the Exchange Act, except as shall be expressly set forth by specific reference in such a filing.

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

October 23, 2007	MDI, Inc.

By: /s/ Richard A. Larsen
Richard A. Larsen
Senior Vice President, General Counsel and Secretary